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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 25, 2005

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                               EQUITY RESIDENTIAL
             (Exact Name of Registrant as Specified in its Charter)

           Maryland                      1-12252                  13-3675988
  (State or other jurisdiction      (Commission File           (I.R.S. Employer
of incorporation or organization)        Number)             Identification No.)

                      Two North Riverside Plaza, Suite 400
                             Chicago, Illinois 60606
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (312) 474-1300

                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

     On February 25, 2005, Equity Residential (the "Company") issued a press release announcing it has received $57 million in cash, and will record a $57 million gain, for its ownership investment in Rent.com in connection with the previously announced acquisition of Rent.com by eBay Inc. As a result, the Company updated its earnings guidance for the first quarter and full year of 2005 previously provided in its release dated February 2, 2005. The press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

     The press release includes certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company's financial statements.

     Non-GAAP financial measures utilized by the Company include Funds from Operations ("FFO"). The Company's management believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company, because it is a recognized measure of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help compare the operating performance of a company's real estate between periods or as compared to different companies. FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.


Item 9.01 Financial Statements and Exhibits.


 Exhibit
  Number                                     Exhibit
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  99.1         Press Release dated February 25, 2005.

               Pursuant to SEC Release Nos. 33-8400 and 34-49424, the foregoing exhibit is being furnished and will not be deemed "filed" for purposes of the Securities Act of 1933 or the Securities Exchange Act of 1934.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2005                     EQUITY RESIDENTIAL


                                            By: /s/ Michael J. McHugh
                                                --------------------------------
                                                Michael J. McHugh
                                                Executive Vice President, Chief
                                                Accounting Officer and Treasurer